UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2004

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 State Highway 121 Bypass, Suite 170 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Home Depot Relationship. U.S. Home Systems, Inc. (the “Company”) is a provider of wood decks, kitchen refacing and bathroom refacing solutions to The Home Depot in selected markets. On October 17, 2002, the Company’s subsidiary, USA Deck, entered into an agreement with The Home Depot to sell, furnish and install pre-engineered Designer Deck systems to The Home Depot’s retail customers in certain markets, including the metropolitan areas of Washington D.C., Baltimore, Maryland and Richmond and Norfolk, Virginia. In August 2003, USA Deck amended its wood deck sales and installation agreement with The Home Depot to extend its term to October 2005 and to add new markets, including Philadelphia, Pennsylvania, Boston, Massachusetts, Hartford, Connecticut, and the states of New Jersey and Pennsylvania. Under the amended agreement (the “USA Deck/The Home Depot Agreement”), USA Deck provides several pre-designed deck models under The Home Depot At-Home Services brand to approximately 240 The Home Depot stores. The amended agreement, which expires in October 2005, will automatically renew for additional one-year terms, unless sooner terminated. Either party may terminate the agreement at any time by giving the other party not less than sixty days written notice of intent to terminate as of January 1 of the calendar year following the date of notice.

In August 2003, the Company’s U.S. Remodelers subsidiary entered into a one-year pilot program with The Home Depot to be the exclusive provider of kitchen refacing products and installation services for approximately 240 The Home Depot stores in designated markets in California, Oregon, Washington and Colorado. In May 2004, the Company and The Home Depot amended their pilot program to provide for a two-year term ending in May 2006 and added the Detroit, Michigan and Minneapolis, Minnesota markets to the coverage area. The amended agreement added approximately 83 The Home Depot stores to the 240 stores originally included in the pilot program.

In September 2004, U.S. Remodelers expanded its kitchen cabinet refacing service agreement with The Home Depot to add the Phoenix, St. Louis, Las Vegas and Milwaukee markets (which comprise approximately 75 The Home Depot stores). U.S. Remodelers will begin offering its kitchen refacing products to The Home Depot customers in these markets in the first quarter of 2005. By the end of 2005, the Company anticipates its kitchen refacing products and services will be available to customers in approximately 395 The Home Depot stores.

In February 2004, U.S. Remodelers entered into a one-year pilot program with The Home Depot to provide custom designed, installed bathtub liners and wall surrounds to approximately 130 The Home Depot stores in designated markets in California and Colorado. In May 2004 this pilot program was amended to extend the term to May 2006 and added designated markets in Oregon, Washington, Michigan and Minnesota to the coverage area. The amended agreement added approximately 193 The Home Depot stores to the 130 stores originally included in the bath program.

Amendment No. 2 to USA Deck/The Home Depot Agreement. On October 5, 2004, USA Deck and The Home Depot further amended the USA Deck/The Home Depot Agreement to add ten additional markets, primarily in the Midwest United States, in which USA Deck will sell, furnish and install wood deck systems to The Home Depot customers. USA Deck will begin offering its deck products to The Home Depot customers in the Chicago-Milwaukee-Madison market in January 2005 and expects the rollout in the other nine markets to be completed by year end 2005. USA Deck anticipates that its deck products and services will be available to The Home Depot customers in approximately 485 The Home Depot stores by year end 2005.

Additionally, the amended agreement provides that USA Deck will be the exclusive provider of wood deck products and installation services for The Home Depot in the markets served by USA Deck. USA Deck has agreed to refrain from offering its wood deck products in any The Home Depot markets, including markets which USA Deck products are not currently being sold, to other retailers, or other parties, or under the name or trademarks of any other party, without The Home Depot’s consent.

Pursuant to the USA Deck/The Home Depot Agreement, The Home Depot receives a marketing fee based upon a specified percentage of the gross revenues generated by the sale of USA Deck’s products and services to The Home Depot customers. The marketing fee to which The Home Depot is entitled in this program increases slightly during the next 12 to 36 months in certain designated Home Depot markets and will thereafter be fixed for the term of the program.

The Universal Forest Products Relationship. In 2003, USA Deck entered into a Proprietary Information Licensing Agreement (the “Licensing Agreement”) with Universal Forest Products, Inc. (“Universal”). The seven year Licensing Agreement provided Universal the exclusive use of certain of USA Deck’s intellectual property including manufacturing and installation methods, deck design methods, marketing and sales methods, trademarks, and the right to fabricate and manufacture decks under USA Deck’s patents. The Licensing Agreement is limited to certain geographical markets in which Universal provides wood deck solutions to The Home Depot customers pursuant to a separate agreement between Universal and The Home Depot. The Licensing Agreement required Universal to pay USA Deck royalties based upon Universal’s sales from these products. During the second through seventh year of the Licensing Agreement, Universal agreed to pay USA Deck a guaranteed minimum royalty if certain annual sales of deck products were not obtained by Universal. In addition, Universal paid USA Deck an up-front licensing assistance fee of $150,000. For the six months ended June 30, 2004, the Company recorded approximately $14,000 for royalty and license fees under the agreement.

On September 27, 2004, Universal and USA Deck mutually agreed to terminate the Licensing Agreement. Pursuant to the termination provisions:

•	Universal shall pay USA Deck a termination fee;

•	Universal shall return to USA Deck all materials containing trademarks and trade names of USA Deck, documents and other materials relating to the intellectual property, deck manufacturing and installation process, and licensed patents in Universal’s possession;

•	Universal shall transfer to USA Deck any kiosks, stands, advertisements or displays, and any materials related thereto, which exist in any Home Depot store relating to Universal’s marketing of wood deck products under the Licensing Agreement; and

•	The parties agreed that all guaranteed minimum royalty fees (including those for the second annual year) are deemed satisfied.

The Company is not reporting the termination of the Licensing Agreement under Item 1.02 – Termination of a Material Agreement since the Company does not believe that the Licensing Agreement is a material agreement to the Company. The Universal Forest Products relationship and termination of the Licensing Agreement are being reported as an explanatory note for the USA Deck and Universal Forest Products Supply Agreement.

USA Deck and Universal Forest Products Supply Agreement. Concurrently with the termination of the Licensing Agreement, USA Deck and Universal entered into a Supply and Rebate Agreement (“Supply Agreement”) whereby USA Deck has granted a limited license to Universal to manufacture pre-engineered component deck parts and related accessory products for USA Deck’s trademarked Designer Decks (“Wood Products”) to support USA Deck’s rollout in the ten new The Home Depot markets. Either party may terminate the Supply Agreement by giving the other party 30 days’ written notice of its election to terminate.

Universal shall rebate to USA Deck annually an amount equal to 1% of USA Deck’s purchases of Wood Products. Universal will pay USA Deck an advance of $75,000 against future rebates which will be credited against the advance until actual rebates equal the advance. If the Supply Agreement is terminated by USA Deck prior to USA Deck having earned the rebate advance, the unearned portion shall be repaid to Universal.

The Company anticipates that the Supply Agreement will substantially reduce the capital outlay required by USA Deck to open additional deck facilities in the markets which USA Deck will enter in 2005 under the amended USA Deck/The Home Depot Agreement. USA Deck also intends to purchase Wood Products from Universal to support, on an as needed basis, sales of decks to The Home Depot customers in certain markets currently being served by USA Deck.

USA Deck operates deck manufacturing facilities in Woodridge, Virginia, Glen Mill, Pennsylvania, Westboro, Massachusetts and Bridgeport, Connecticut which support USA Deck’s wood deck sales to The Home Depot customers in these markets.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated October 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 6th day of October, 2004 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross
President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press Release dated October 6, 2004.

IOE-1